Exhibit 23(b)

                         Consent of Independent Auditors


We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to The Valspar Corporation Key Employee Annual Bonus Plan of our report dated November 13, 1995 with respect to the consolidated financial statements of The Valspar Corporation incorporated by reference in its Annual Report on Form 10-K for the year ended October 27, 1995 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Minneapolis, Minnesota
February 28, 1996